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                                                          Exhibit (d)(6)

                      Nicholas-Applegate Institutional Funds
                                600 West Broadway
                           San Diego, California 92101


                                February 14, 2001



Nicholas-Applegate Capital Management
600 West Broadway
San Diego, California 92101

Ladies and Gentlemen:

                  This will confirm our agreement that the Investment Advisory Agreement between us dated May 8, 1999, as amended, is hereby amended by adding thereto the Nicholas-Applegate International Structured Fund and Nicholas-Applegate Small Cap Value Fund as Funds thereunder. The full list of Funds covered by the Agreement and the annual advisory fee with respect to each such Fund shall be as set forth on Exhibit A.

                  In all other respects, the Investment Advisory Agreement will remain in full force and effect. Please sign this letter below to confirm your agreement with this amendment.

                                            Very truly yours,


                                            --------------------
                                            Charles H. Field, Jr.
                                            Assistant Secretary

AGREED:
Nicholas-Applegate Capital Management



By:      _____________________
         Charles H. Field, Jr.
         Deputy General Counsel


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                                    EXHIBIT A


NICHOLAS-APPLEGATE MID CAP GROWTH FUND: 0.75% of the first $500 million of the Fund's average net assets, 0.675% of the next $500 million of net assets, and 0.65% of net assets in excess of $1 billion.

NICHOLAS-APPLEGATE LARGE CAP GROWTH FUND: 0.75% of the first $500 million of the Fund's average net assets, 0.675% of the next $500 million of net assets, and 0.65% of net assets in excess of $1 billion.

NICHOLAS-APPLEGATE MINI CAP GROWTH FUND: 1.25% of the Fund's average net assets.

NICHOLAS-APPLEGATE SMALL CAP GROWTH: 1.00% of the Fund's average net assets.

NICHOLAS-APPLEGATE CONVERTIBLE FUND : 0.75% of the first $500 million of the Fund's average net assets, 0.675% of the next $500 million of net assets, and 0.65% of net assets in excess of $1 billion.

NICHOLAS-APPLEGATE WORLDWIDE GROWTH FUND: 1.00% of the first $500 million of the Fund's average net assets, .90% of the next $500 million of net assets, and .85% of net assets in excess of $1 billion.

NICHOLAS-APPLEGATE INTERNATIONAL CORE GROWTH FUND: 1.00% of the first $500 million of the Fund's average net assets, 0.90% of the next $500 million of net assets, and 0.80% of net assets in excess of $1 billion.

NICHOLAS-APPLEGATE INTERNATIONAL STRUCTURED FUND: 0.85% of the Fund's average net assets.

NICHOLAS-APPLEGATE EMERGING COUNTRIES FUND: 1.25% of the Fund's average net assets.

NICHOLAS-APPLEGATE GLOBAL GROWTH & INCOME FUND: 0.85% of the Fund's average net assets.

NICHOLAS-APPLEGATE INTERNATIONAL SMALL CAP GROWTH FUND: 1.00% of the first $500 million of the Fund's average net assets, .90% of the next $500 million of net assets, and .85% of net assets in excess of $1 billion.

NICHOLAS-APPLEGATE VALUE FUND: 0.75% of the first $500 million of the Fund's average net assets, 0.675% of the next $500 million of net assets, and 0.65% of net assets in excess of $1 billion.

NICHOLAS-APPLEGATE SMALL CAP VALUE FUND: 1.00% of the Fund's average net assets.

NICHOLAS-APPLEGATE HIGH YIELD BOND FUND: 0.60% of the Fund's average net assets.

NICHOLAS-APPLEGATE SHORT-INTERMEDIATE FIXED INCOME FUND: 0.30% of the first $250 million of the Fund's average net assets and 0.25% of the net assets in excess of $250 million.

NICHOLAS-APPLEGATE HIGH QUALITY BOND FUND: 0.45% of the first $500 million of the Fund's average net assets, 0.40% of the next $250 million of net assets, and 0.35% of net assets in excess of $750 million.

NICHOLAS-APPLEGATE GLOBAL BLUE CHIP FUND: 0.80% of the Fund's average net assets.

NICHOLAS-APPLEGATE PACIFIC RIM FUND: 1.00% of Fund's average net assets.

NICHOLAS-APPLEGATE LATIN AMERICA FUND: 1.25% of the Fund's average net assets.

NICHOLAS-APPLEGATE GLOBAL TECHNOLOGY FUND: 1.00% of the Fund's average net assets.

NICHOLAS-APPLEGATE GLOBAL HEALTH CARE FUND: 1.00% of the Fund's average net assets.